Exhibit (d)(xxi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                               THE WACHOVIA FUNDS

                          THE WACHOVIA MUNICIPAL FUNDS

                      THE WACHOVIA VARIABLE INSURANCE FUNDS

January 19, 2001


Wachovia Bank, N.A.
100 North Main street
Winston-Salem, North Carolina 27101

Dear Ladies and Gentlemen:

      Each fund listed on Schedule A, which may be amended from time to time ("Fund"), is a series of The Wachovia Funds, The Wachovia Municipal Funds and The Wachovia Variable Insurance Funds, each a Massachusetts business trust ("Trusts"). The Trusts have entered into Investment Advisory Contracts ("Advisory Contracts") with Wachovia Bank, N.A., or a division thereof ("Wachovia") whereby Wachovia may from time to time reduce its fees for advisory services.

      Wachovia hereby agrees during the period from December 15, 1998 through January 31, 2002, to waive its fees, and/or make reimbursements to the Funds, so that each Fund's operating expenses (excluding interest, taxes, brokerage commissions, and extraordinary expenses of the Fund) do not exceed, in the aggregate, the rate per annum of the Fund's average daily net assets specified with respect to that Fund in that Fund's most current prospectus ("Expense Limitation"). Wachovia agrees that this obligation shall constitute a contractual commitment enforceable by the Trust and that Wachovia shall not asset any right to reimbursement of amounts so waived or reimbursed.

      The Trust agrees to furnish or otherwise make available to you such copies of its financial statements, reports, and other information relating to its business and affairs as you may, at any time or from time to time, reasonably request in connection with this Agreement.

      You understand that you shall look only to the assets of a Fund for performance of this agreement as it relates to that Fund and for payment of any claim you may have hereunder relating to that Fund, and neither any other series of the Trust, nor any of the Trust's trustees, officers, employees, agents or shareholders, whether past, present or future shall be personally liable therefor.

      This agreement is effective as of December 15, 1998, and it will terminate upon the earlier of the termination of the Advisory Contract or January 31, 2002.

      This agreement is made and to be performed principally in the State of North Carolina, and except insofar as the Investment Company Act of 1940, as amended ("1940 Act'), or other federal laws and regulations may be controlling, this agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of North Carolina. Any amendment to this agreement shall be in writing signed by the parties hereto.

      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

                                Very truly yours,

                                    THE WACHOVIA FUNDS
                                    THE WACHOVIA MUNICIPAL FUNDS
                                    THE WACHOVIA VARIABLE INSURANCE FUNDS,
                                    on behalf of the Funds listed on Schedule A


                                    By: /S/ JAMES OSTROWSKI

                                 James Ostrowski

                                Title:  Vice President and Assistant Treasurer

The foregoing agreement is hereby
accepted as of January 19, 2001

WACHOVIA BANK, N.A.



By: /S/ R. EDWARD BOWLING
   ---------------------------
R. Edward Bowling

Executive Vice President, Wachovia Bank, N.A.

                                   SCHEDULE A

                              SCHEDULE OF EXPENSES

                                                        Total Expenses

Equity Fund

      Class A                                               1.08
      Class B & Class C                                     1.83
      Class Y                                                .83
Quantitative Equity Fund

      Class A                                               1.06
      Class B & Class C                                     1.81
      Class Y                                                .81
Balanced Fund

      Class A                                               1.01
      Class B & Class C                                     1.76
      Class Y                                                .76
Fixed Income Fund

      Class A                                                .96
      Class B & Class C                                     1.71
      Class Y                                                .71
Short-Term Fixed Income Fund

      Class A                                                .88
      Class B & Class C                                     1.63
      Class Y                                                .63
Intermediate Fixed Income Fund

      Class A                                                .99
      Class B & Class C                                     1.74
      Class Y                                                .74
Growth and Income Fund

      Class A                                               1.07
      Class B & Class C                                     1.82
      Class Y                                                .82
Equity Index Fund

      Class A                                                .66
      Class B & Class C                                     1.41
      Class Y                                                .41
Special Values Fund

      Class A                                               1.21
      Class B & Class C                                     1.96
      Class Y                                                .96
Emerging Markets Fund

      Class A                                               1.52
      Class B & Class C                                     2.27
      Class Y                                               1.27
Georgia Municipal Bond Fund

      Class A                                                .85
      Class Y                                                .60

North Carolina Municipal Bond Fund

      Class A                                                .85
      Class Y                                                .60
South Carolina Municipal Bond Fund

      Class A                                                .83
      Class Y                                                .58
Virginia Municipal Bond Fund

      Class A                                                .85
      Class Y                                                .60
Money Market Fund

      Institutional Shares                                   .38
      Investment Shares                                      .78
Tax-Free Money Market Fund

      Institutional Shares                                   .24
      Investment Shares                                      .64
U.S. Treasury Money Market Fund

      Institutional Shares                                   .24
      Investment Shares                                      .64
Prime Cash Management

      Institutional Shares                                   .18
Balanced Fund II                                            1.01
Equity Fund II                                              1.08
Special Values Fund II                                      1.21
Personal Equity Fund
      Class A                                               1.06
      Class B & Class C                                     1.81
      Class Y                                                .81
Blue Chip Value Fund

      Class A                                               1.09
      Class B & Class C                                     1.84
      Class Y                                               1.09
New Horizons Fund

      Class A                                               1.09
      Class B & Class C                                     1.84
      Class Y                                               1.09
International Equity

      Class A                                               1.88
      Class B & Class C                                     2.63
      Class Y                                               1.63